Exhibit 99.3

Seacoast Banking Corporation of Florida

Third Quarter 2004 Financial Highlights

Total Revenues Increase

•

Revenues up 16.7 percent

	3Q 2004	3Q 2003	Variance
Net Interest Income	$ 13,498	$ 10,425	$ 3,073
Noninterest Income	4,846	5,293	(447)
Total Revenues	$ 18,344	$ 15,718	$ 2,626

*

Dollars in thousands; excludes provision for loan losses; calculated on a fully taxable equivalent basis using amortized cost

Net Interest Margin and Net Interest Income Continue to Grow

	3Q 2003	4Q 2003	1Q 2004	2Q 2004	3Q2004
Net Interest Margin	3.31%	3.70%	3.84%	3.84%	3.97%
Net Interest Income	$10,425	$11,858	$12,467	$12,784	$13,498

*

Dollars in thousands; excludes provision for loan losses; calculated on a fully taxable equivalent basis using amortized cost

Investment Management Services Income

(Dollars in thousands)

•

Financial Services income up 21%

	1Q 2004	2Q 2004	3Q 2004
Trust Income	$ 538	$ 517	$ 556
Brokerage Income	715	671	523
Total Financial Services Income	$ 1,253	$ 1,188	$ 1,079

	Nine Months Ended June 30, 2004	Nine Months Ended June 30, 2003	Variance
Trust Income	$ 1,611	$ 1,545	$ 66
Brokerage Income	1,909	1,370	539
Total Financial Services Income	$ 3,520	$ 2,915	$ 605

Loan Growth Remains Strong at a 29.4% Growth Rate Year-over-Year

(Dollars in thousands)

	3Q 2003	4Q 2003	1Q 2004	2Q 2004	3Q2004
Loan Outstandings	$ 664,091	$ 708,792	$ 739,803	$ 789,344	$ 859,173

Commercial Loan Originations Increase

(Dollars in thousands)

	1Q 2004	2Q 2004	3Q 2004
Commercial Originations*	$ 61,603	$ 85,664	$ 133,160

*  Includes commerical real estate

Consumer Lending Up 8.2% Over Last Twelve Months

(Dollars in thousands)

	3Q 2004	3Q 2003
Consumer Outstanding Balances*	$ 143,535	$ 132,669

*  Includes second mortgages and booked marine loans

	1Q 2004	2Q 2004	3Q 2004
Booked Marine Production	$ 554	$ 1,901	$9,323

Seacoast Marine Income

(Dollars in thousands)

	1Q 2004	2Q 2004	3Q 2004
Florida Marine Production	$ 14,533	$ 20,859	$ 19,514
California Marine Production	$ 26,025	$ 31,489	$ 23,923
Marine Finance Fees	$ 763	$ 994	$ 640

Mortgage Originations Remain Strong

(Dollars in thousands)

	3Q 2004	3Q 2003
Residential Originations	$ 218,038	$ 187,323

	1Q 2004	2Q 2004	3Q 2004
Mortgage Banking Fees	$ 482	$ 472	$ 523

Deposits Up 9.2% Over Last Twelve Months

(Dollars in thousands)

	3Q 2004	3Q 2003
Total Deposits	$ 1,180,784	$ 1,080,992

Deposit Mix

	Dec. 31, 2003	Sept. 30, 2004
Savings	46.69%	49.39%
Demand	20.63%	21.07%
Time Deposits	32.68%	29.54%
Total	100.00%	100.00%

Overhead Ratio

	1Q 2003	2Q 2003	3Q 2003	4Q 2003	1Q 2004	2Q 2004	3Q 2004
Overhead Ratio*	63.9%	65.9%	67.9%	62.9%	66.7%	65.1%	65.6%

*  Excludes security gains and losses